Exhibit 99.1

THIRD AMENDMENT TO CONSULTING AGREEMENT

This Third Amendment (the “Third Amendment”) to the Consulting Agreement between The Babcock & Wilcox Company (“B&W”) and Henry Bartoli (the “Consultant”) dated November 5th, 2020, amended on January 1, 2022 and on January 1, 2024 (collectively the “Consulting Agreement”) is effective as of January 1, 2025 (the “Effective Date”).

RECITALS

WHEREAS, B&W and Consultant desire to extend the term of the Consulting Agreement and define the compensation structure associated with such term extension, on the terms and conditions specified in this Third Amendment; and

WHEREAS, B&W and Consultant desire to set forth in writing their understandings and agreement with respect to such matter.

NOW, THEREFORE, in consideration of the foregoing, the Consultant’s continued consulting to B&W, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intended to be legally bound, agree to the following revisions to the Consulting Agreement:

(10) TERM – Replace the first sentence with the following: “This Agreement shall remain in effect through December 31, 2025 unless earlier terminated as otherwise provided herein.”

Exhibit B – Replace Exhibit B in its entirety with the following:

Compensation Type	Compensation Amount/Method

Base Fee	$12,500/month

LTIP Award	$75,000 worth of Restricted Stock Units

Vesting schedule and terms:
50% of shares on June 30, 2025
50% of shares on December 31, 2025

Vesting of the Restricted Stock Units is contingent upon the
Agreement being in effect as of the applicable vesting date; all other terms outlined in corresponding grant agreement

Business Related Travel	Reimbursement for cash expenses related to business travel

Except as set forth above, nothing in this Third Amendment shall be deemed to alter, amend, or modify any other provisions of the Consulting Agreement.

IN WITNESS WHEREOF, this Third Amendment has been executed as of the date last signed below.

CONSULTANT:

By:	/s/ Henry Bartoli
Name:	Henry Bartoli
Date:	11/26/2024

THE BABCOCK & WILCOX COMPANY

By:	/s/ Kenneth Young
Name:	Kenneth Young
Title:	CEO
Date:	11/26/2024